April 9, 2001

To: Cyber Retail.com, LLC

From: Bodyguard Records.com, Inc.

Re: Internet Distribution Agreement

Cyber Retail.com and Bodyguard Records.com are parties to an Internet Distribution Agreement, dated January 17, 2000, The Parties have mutually agreed to make said Agreement null and void, effective immediately. Both Parties understand that said Agreement is now officially dissolved and terminated.

Said Agreement was and is non-exclusive and was not intended to, nor did it ever cover digitally downloaded music sales via the Internet. Both parties part ways amicably and wish the other much success.

               AGREED TO AND ACCEPTED BY:


/s/Edward Fox
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Edward Fox - CEO


/s/ Gene Foley
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Gene Foley - CEO